Exhibit n.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Solar Senior Capital Ltd.:

We consent to the use of our report, dated February 22, 2012, incorporated by reference herein for Solar Senior Capital Ltd. and to the references to our firm under the headings “Selected Financial and Other Data” and “Independent Registered Public Accounting Firm” in the prospectus and under the heading “Independent Registered Public Accounting Firm” in the preliminary prospectus supplement.

New York, New York

May 11, 2012